Exhibit 10.1

EXECUTION COPY

U.S. $500,000,000
364 DAY CREDIT AGREEMENT
Dated as of June 16, 2016
Among
THE HERSHEY COMPANY,
as Borrower,
and
THE INITIAL LENDERS NAMED HEREIN,
as Initial Lenders,
and
CITIBANK, N.A.,
as Administrative Agent

364 Day Credit Agreement

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SECTION 9.14.	Survival of Representations and Warranties	73
SECTION 9.15.	Severability	73
SECTION 9.16.	No Advisory or Fiduciary Responsibility	73
SECTION 9.17.	Waiver of Jury Trial	75

SCHEDULES
Schedule I - Commitments
Schedule 4.01(c) - Required Authorizations and Approvals
10.02 - Agent’s Office; Certain Addresses for Notices

EXHIBITS
Exhibit A-1     -    Form of Revolving Credit Note
Exhibit A-2     -    Form of Competitive Bid Note
Exhibit B-1     -    Form of Notice of Revolving Credit Borrowing
Exhibit B-2     -    Form of Notice of Competitive Bid Borrowing
Exhibit C     -    Form of Assignment and Assumption
Exhibit D     -    [Reserved]
Exhibit E     -    Form of Designation Letter
Exhibit F     -    Form of Acceptance by Process Agent
Exhibit G     -    Form of Opinion of General Counsel of the Company
Exhibit H     -    Form of Opinion of Counsel to a Designated Subsidiary

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364 DAY CREDIT AGREEMENT
Dated as of June 16, 2016
THE HERSHEY COMPANY, a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on the signature pages hereof, and CITIBANK, N.A. (“Citibank”), as administrative agent (or any successor thereto, the “Agent”) for the Lenders (as hereinafter defined), agree as follows:
Article I
DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01.
    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.
“Advance” means a Revolving Credit Advance or a Competitive Bid Advance.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.
“Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule 9.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

“Applicable Margin” means for Base Rate Advances, or for Eurodollar Rate Advances, as of any date, a percentage per annum determined by reference to the Level in effect on such date as set forth below:

Level	Applicable Margin for Eurodollar Rate Advances	Applicable Margin for Base Rate Advances
Level 1	0.410%	0.000%
Level 2	0.450%	0.000%
Level 3	0.565%	0.000%
Level 4	0.680%	0.000%
Level 5	0.900%	0.000%
Level 6	0.975%	0.000%

“Applicable Percentage” means, as of any date, a percentage per annum determined by reference to the Level in effect on such date as set forth below:

Level	Applicable Percentage
Level 1	0.040%
Level 2	0.050%
Level 3	0.060%
Level 4	0.070%
Level 5	0.100%
Level 6	0.150%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and, if required, accepted by the Agent, in substantially the form of Exhibit C hereto.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by the Agent as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by the Agent based upon various factors including the Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Advance” means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(i).
“Borrower” means the Company or any Designated Subsidiary, as the context requires.
“Borrower Materials” has the meaning specified in Section 5.01(h).
“Borrowing” means a Revolving Credit Borrowing or a Competitive Bid Borrowing.
“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advance or LIBO Rate Advance, on which dealings are carried on in the London interbank market.
“Change of Control” means a change in the voting power of Hershey Trust Company, as trustee for the Milton Hershey School (the “Hershey Trust”), such that either (A) (i) it no longer controls a majority of the voting power of the Company’s Voting Stock and (ii) at the same time, another Person or group of Persons within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended, controls a percentage of the voting power of the Company’s Voting Stock in excess of the percentage controlled by the Hershey Trust or (B) it no longer controls at least 30% of the voting power of the Company’s Voting Stock.
“Commitment” has the meaning specified in Section 2.01.
“Competitive Bid Advance” means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.
“Competitive Bid Borrowing” means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.
“Competitive Bid Note” means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender to such Borrower.
“Competitive Bid Reduction” has the meaning specified in Section 2.01.
“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Interest Expense” means, for any period with respect to the Company and its Subsidiaries, net interest expense plus capitalized interest for such period, in each case determined on a Consolidated basis in accordance with GAAP.
“Consolidated Net Interest Expense” means, for any period with respect to the Company and its Subsidiaries, interest expense minus capitalized interest and interest income for such period, in each case determined on a Consolidated basis in accordance with GAAP.
“Convert”, “Conversion” and “Converted” each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.
“Debt” means, with respect to any Person: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (d) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit (other than trade letters of credit) or similar extensions of credit and (f) obligations under direct or indirect guaranties in respect of, and obligations, contingent or otherwise, to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person of the kinds referred to in clauses (a) through (d) above. Notwithstanding the foregoing, any operating lease that is accounted for as such in accordance with GAAP as of the date hereof shall not be deemed to be Debt.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Defaulting Lender” means, subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Revolving Credit Advances within two Business Days of the date such Revolving Credit Advances were required to be funded hereunder unless such Lender notifies the Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Company or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Revolving Credit Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Company, to confirm in writing to the Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Company and each Lender.
“Designated Subsidiary” means any Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.08.
“Designation Letter” means, with respect to any Designated Subsidiary, a letter in the form of Exhibit E hereto signed by such Designated Subsidiary and the Company.
“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time specify to the Company and the Agent.
“Effective Date” has the meaning specified in Section 3.01.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.07(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 9.07(b)(iii)).
“Environmental Action” means any administrative, regulatory or judicial action, suit, demand letter, claim, investigation, proceeding, consent order or consent agreement relating to any Environmental Law, Environmental Permit or to any release of any Hazardous Materials.
“Environmental Law” means any applicable federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health and safety (to the extent related to exposure to Hazardous Materials), or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the Company’s controlled group, or under common control with the Company, within the meaning of Section 414 of the Internal Revenue Code.
“ERISA Event” means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30‑day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Company or any ERISA affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time specify to the Company and the Agent.
“Eurodollar Rate” means:

(a)    for any Interest Period with respect to a Eurodollar Rate Advance, the rate per annum equal to the London Interbank Offered Rate or a successor thereto as approved by the Agent (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Advance on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day;
provided that, if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Eurodollar Rate Advance” means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(ii).
“Eurodollar Rate Reserve Percentage” with respect to any Lender for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable during such Interest Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) actually imposed on such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.
“Events of Default” has the meaning specified in Section 6.01.
“Excluded Taxes” has the meaning specified in Section 2.14(a).
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code in effect on the date hereof (or any amended or successor version that is substantively comparable) and any regulations promulgated thereunder or any official interpretations thereof and any agreements entered into pursuant to Section 1471 of the Internal Revenue Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a

Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Agent on such day on such transactions as determined by the Agent.
“Fixed Rate Advances” has the meaning specified in Section 2.03(a)(i).
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” has the meaning specified in Section 1.03.
“Guaranty” means the guaranty made by the Company to the Lenders and the Agent pursuant to Article VII.
“Guaranteed Obligations” has the meaning specified in Section 7.01.
“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos‑containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.
“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.
“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower that requested such Borrowing pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the applicable Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
(i)
    such Borrower may not select any Interest Period that ends after the Termination Date;

(ii)
    Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;
(iii)
    whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
(iv)
    whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“Lenders” means, collectively, each of the banks, financial institutions and other institutional lenders listed on Schedule I hereto and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07.
“Level 1” means that either (a) S&P shall have assigned a rating of at least AA or (b) Moody’s shall have assigned a rating of at least Aa2.
“Level 2” means that either (a) S&P shall have assigned a rating lower than AA but at least AA- or (b) Moody’s shall have assigned a rating lower than Aa2 but at least Aa3.
“Level 3” means that either (a) S&P shall have assigned a rating lower than AA- but at least A+ or (b) Moody’s shall have assigned a rating lower than Aa3 but at least A1.
“Level 4” means that either (a) S&P shall have assigned a rating lower than A+ but at least A or (b) Moody’s shall have assigned a rating lower than A1 but at least A2.
“Level 5” means that either (a) S&P shall have assigned a rating lower than A but at least A- or (b) Moody’s shall have assigned a rating lower than A2 but at least A3.
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“LIBO Rate” means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to LIBOR, as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.
“LIBO Rate Advances” has the meaning specified in Section 2.03(a)(i).
“Lien” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar charge or encumbrance.
“Majority Lenders” means at any time Lenders owed more than 50% of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having more than 50% of the Commitments; provided that the Commitment of, and the Revolving Credit Advances held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.
“Material Adverse Change” means any material adverse change in the business, financial condition, operations or performance of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations or performance of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Lenders under this Agreement or any Note or (c) the ability of any Borrower to perform its obligations (other than payment obligations) under this Agreement or any Note.
“Material Subsidiary” means, at any date of determination, a Subsidiary of the Company that, either individually or together with its Subsidiaries, taken as a whole, has total assets exceeding 10% of the Consolidated total assets of the Company as reflected in the financial statements most recently delivered under Section 5.01(h).
“Moody’s” means Moody’s Investors Service, Inc., or its successor.
“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA

Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“Note” means a Revolving Credit Note or a Competitive Bid Note.
“Notice of Competitive Bid Borrowing” has the meaning specified in Section 2.03(a).
“Notice of Revolving Credit Borrowing” has the meaning specified in Section 2.02(a).
“Other Taxes” has the meaning specified in Section 2.14(b).
“Participant” has the meaning specified in Section 9.07(d).
“Participation Register” has the meaning specified in Section 9.07(g).
“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).
“Permitted Liens” means: (a) Liens for taxes, imposts, duties, withholdings, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) Liens arising under leases or subleases granted to others that would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; (f) Liens granted in connection with any interest rate or foreign currency options, commodity contracts, futures or similar agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business; and (g) Liens granted in connection with corporate-owned life insurance programs of the Company or any of its Subsidiaries.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company or other entity, or a government or any political subdivision or agency thereof.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Pre-Tax Income from Continuing Operations” means, for any period with respect to the Company and its Subsidiaries, net income (or net loss) from operations (determined without giving effect to extraordinary or non-recurring gains or losses) plus the sum of (a) Consolidated Net Interest Expense, (b) income tax expense and (c) non-recurring non-cash charges (including the cumulative effect of accounting changes, restructuring charges and gains or losses from the sale of businesses), in each case determined on a Consolidated basis in accordance with GAAP; provided, however, that the LIFO adjustment to the determination of Pre-Tax Income from Continuing Operations for purposes of the quarterly financial statements and the compliance certificate delivered pursuant to Section 5.01(h)(i) shall be made in accordance with the Company’s best estimation.
“Process Agent” has the meaning specified in Section 9.12(a).
“Public Debt Rating” means, as of any date, the lowest rating that has been most recently and officially announced by either S&P or Moody’s, as the case may be, for any class of non-credit enhanced long‑term senior unsecured debt issued by the Company. For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating for the Company, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating for the Company, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 6 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, provided that if the lower of such ratings is more than one level below the higher of such ratings, the Applicable Margin and the Applicable Percentage shall be determined by reference to the level that is one level above such lower rating; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change (regardless of the effective date thereof); and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.
“Register” has the meaning specified in Section 9.07(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Revolving Credit Advance” means an advance by a Lender to any Borrower as part of a Revolving Credit Borrowing by such Borrower and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a “Type” of Revolving Credit Advance).
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.
“Revolving Credit Note” means a promissory note of any Borrower payable to the order of any Lender, delivered pursuant to a request made under 2.18(a) in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender to such Borrower.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or its successor.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and no Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“Subsidiary” of any Person means any corporation, partnership, limited liability company, trust or estate of which (or in which) more than 50% of the issued and outstanding capital interest having ordinary voting power to elect a majority of the Board of Directors or comparable governing body of such Person (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“Taxes” has the meaning specified in Section 2.14(a).
“Termination Date” means June 15, 2017 and (b) the date of termination in whole of the Commitments pursuant to Section 2.05(a), 2.05(b) or 6.01.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02.
    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
SECTION 1.03.
    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with accounting principles generally accepted in the United States consistently applied (“GAAP”); provided that if (a) there is any change in GAAP from such principles applied in the preparation of the audited financial statements referred to in Section 4.01(e) (“Initial GAAP”), that is material in respect of the calculation of compliance with the covenant set forth in Section 5.03, the Company shall give prompt notice of such change to the Agent and the Lenders, and (b) the Company notifies the Agent that the Company requests an amendment of any provision hereof to eliminate the effect of any such change in GAAP (or the application thereof) from Initial GAAP (or if the Agent or the Majority Lenders request an amendment of any provision hereof for such purpose), regardless of whether such notice is given before or after such change in GAAP (or the application thereof), then (i) such provision shall be applied on the basis of generally accepted accounting principles as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith and (ii) the Company and the Agent shall negotiate in good faith to amend such provision.
ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES
SECTION 2.01.
    The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date applicable to such Lender in an aggregate amount for all Borrowers not to exceed at any time outstanding (a) the amount set forth opposite such Lender’s name on Schedule I hereto or (b) if such Lender has entered into any Assignment and Assumption, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c), in each case as such amount may be reduced pursuant to Section 2.05(a) or (b) (such Lender’s “Commitment”), provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a “Competitive Bid Reduction”). Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by any Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by such Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date and by the same Borrower as such Revolving Credit Borrowing) and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender’s Commitment, any Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.
SECTION 2.02.
    Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than (i) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances or (ii) 11:00 A.M. (New York City time) on the day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by any Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Revolving Credit Borrowing (a “Notice of Revolving Credit Borrowing”) shall be by telephone, confirmed immediately in writing, or telecopier in substantially the form of Exhibit B-1 hereto, specifying therein the requested (w) date of such Revolving Credit Borrowing, (x) Type of Advances comprising such Revolving Credit Borrowing, (y) aggregate amount of such Revolving Credit Borrowing, and (z) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before (i) in the case of a Eurodollar Rate Advance, 11:00 A.M. (New York City time) or (ii) in the case of a Base Rate Advance, 1:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Office, in same day funds, such Lender’s ratable portion of such Revolving Credit Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Revolving Credit Borrowing at the Agent’s address referred to in Section 9.02.
(b)
    Anything herein to the contrary notwithstanding, a Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12.
(c)
    Each Notice of Revolving Credit Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower requesting such Revolving Credit Borrowing shall indemnify each Lender, after receipt of a written request by such Lender setting forth in reasonable detail the basis for such request, against any loss, cost or expense actually incurred by such Lender as a result of any failure by such Borrower to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (other than loss of anticipated profits, indirect losses and special or consequential damages), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.
(d)
    Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing comprised of Eurodollar Rate Advances or prior to 12:00 noon (New York City time) on the date of the proposed disbursement of any Revolving Credit Borrowing comprised of Base Rate Advances that such Lender will not make available to the Agent such Lender’s ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower requesting such Revolving Credit Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing. If such Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.
(e)
    The obligations of the Lenders hereunder to make Revolving Credit Advances and to make payments pursuant to Section 9.04(e) are several and not joint. The failure of any Lender to make any Revolving Credit Advance or to make any payment under Section 9.04(e) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Credit Advance or to make its payment under Section 9.04(e).

SECTION 2.03.
    The Competitive Bid Advances. (a) Each Lender severally agrees that any Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the latest Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).
(i)
    A Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Agent, by telecopier, a notice of a Competitive Bid Borrowing (a “Notice of Competitive Bid Borrowing”), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (u) date of such proposed Competitive Bid Borrowing, (v) aggregate amount of such proposed Competitive Bid Borrowing, (w) interest rate basis (LIBO Rate or fixed rate) to be offered by the Lenders, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period of each Competitive Bid Advance to be made as part of such Competitive Bid Borrowing, or in the case of a Competitive Bid Borrowing Consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the latest Termination Date), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as “Fixed Rate Advances”) and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders are to be based on the LIBO Rate (the Advances comprising such Competitive Bid Borrowing being referred to herein as “LIBO Rate Advances”). Each Notice of Competitive Bid Borrowing of a Borrower shall be irrevocable and binding on such Borrower. Any Notice of Competitive Bid Borrowing by a Designated Subsidiary shall be given to the Agent in accordance with the preceding sentence through the Company on behalf of such Designated Subsidiary. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from a Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.
(ii)
    Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower proposing the

Competitive Bid Borrowing as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to such Borrower), before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender’s Commitment, if any), the rate or rates of interest therefor and such Lender’s Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.
(iii)
    The Borrower proposing the Competitive Bid Borrowing shall, in turn, before 10:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:
(x)    cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or
(y)    accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect; provided, however, that such Borrower shall not accept any offer in excess of the requested bid amount for any maturity. Such

Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.
(iv)
    If the Borrower proposing the Competitive Bid Advance notifies the Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.
(v)
    If the Borrower proposing the Competitive Bid Advance accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by such Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 Noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Office, in same day funds, such Lender’s portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to such Borrower at the Agent’s address referred to in Section 9.02. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.
(vi)
    If the Borrower proposing the Competitive Bid Advance notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on such Borrower. Such Borrower shall indemnify each Lender, after receipt of a written request by such Lender setting forth in reasonable detail the basis for such request, against any loss, cost or expense actually incurred by such Lender as a result of any failure by such Borrower to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (other than loss of anticipated profits, indirect losses and special or consequential damages), cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.
(b)
    Each Competitive Bid Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower that has borrowed through such Competitive Bid Borrowing shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.
(c)
    Within the limits and on the conditions set forth in this Section 2.03, each Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03.
(d)
    Each Borrower that has borrowed through a Competitive Bid Borrowing shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of such Competitive Bid Advance (such maturity date being that specified by such Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. A Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance without the consent of the Lender that has made such Competitive Bid Advance or as is specified in the Notice of Competitive Bid Borrowing.
(e)
    Each Borrower that has borrowed through a Competitive Bid Borrowing shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance comprising such Competitive Bid Borrowing to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), each

Borrower that has borrowed through a Competitive Bid Borrowing shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance comprising such Competitive Bid Borrowing that is owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.
(f)
    The indebtedness of any Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of such Borrower payable to the order of the Lender making such Competitive Bid Advance.
SECTION 2.04.
    Fees. (a) Facility Fee. The Company agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender’s Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Assumption, as the case may be, pursuant to which it became a Lender in the case of each other Lender until the date such Lender ceases to be a Lender at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2016, and on the latest Termination Date.
(b)
    Agent’s Fees. The Company shall pay to the Agent for its own account such fees as may from time to time be agreed in writing between the Company and the Agent.
SECTION 2.05.
    Termination or Reduction of the Commitments. (a) Termination or Ratable Reduction by the Company. The Company shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and provided, further, that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding. The aggregate amount of the Commitments, once reduced or terminated as provided in this Section 2.05(a), may not be reinstated.
(b)
    Termination by the Majority Lenders upon Change of Control. In the event that a Change of Control occurs, (i) the Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company given not later than 10 Business Days after receipt by the Lenders and the Agent of notice from the Company of such Change of Control pursuant to Section 5.01(h)(iv), declare the Commitments (determined without giving effect to any Competitive Bid Reduction) to be terminated in whole, effective as of the date set forth in such notice, provided, however, that such date shall be no earlier than 10 Business Days after the Company’s receipt of such notice of termination and (ii) each Borrower’s right to make a Borrowing under this Agreement shall thereupon be suspended and shall remain suspended until 10 Business Days after receipt by the Lenders and the Agent of notice from the Company of such Change of Control pursuant to Section 5.01(h)(iv) unless the Majority Lenders shall have exercised their right to terminate the Commitments as provided in clause (i) of this Section 2.05(b), in which case each Borrower’s right to make a Borrowing under this Agreement shall remain suspended until the effective date of such termination. A notice of termination pursuant to this Section 2.05(b) shall have the effect of accelerating the outstanding Advances of the Lenders and the Notes of the Lenders and each Borrower shall, on or prior to the effective date of the termination of the Commitments, prepay or cause to be prepaid the outstanding principal amount of all Advances owing by any such Borrower to the Lenders, together with accrued interest thereon to the date of such payment, any facility fees or other fees payable to the Lenders pursuant to the provisions of Section 2.04, and all other amounts payable to the Lenders under this Agreement (including, but not limited to, any increased costs or other amounts owing under Section 2.11 and any indemnification for Taxes under Section 2.14). Upon such prepayment and the termination of the Commitments in accordance with this Section 2.05(b), the obligations of the Lenders under this Agreement shall, by the provisions hereof, be released and discharged.
SECTION 2.06.
    Repayment of Revolving Credit Advances. Each Borrower shall repay to the Agent for the ratable account of each Lender on the Termination Date applicable to such Lender the aggregate principal amount of the Revolving Credit Advances then outstanding in respect of such Borrower.
SECTION 2.07.
    Interest on Revolving Credit Advances. (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing by such Borrower to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:
(i)
    Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.
(ii)
    Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest

Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.
(b)
    Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Agent may, and upon the request of the Majority Lenders shall, require each Borrower to pay interest (“Default Interest”) on (i) the unpaid principal amount of each Revolving Credit Advance owing by such Borrower to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder by such Borrower that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above, provided, however, that following acceleration of the Advances pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.
(c)
    Additional Interest on Eurodollar Rate Advances. The applicable Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender to such Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the applicable Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified in reasonable detail to such Borrower through the Agent.
SECTION 2.08.
    Interest Rate Determination. (a) The Agent shall give prompt notice to the relevant Borrowers and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii).
(b)
    If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period (which cost each such Lender reasonably determines in good faith is material), the Agent shall forthwith so notify each Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify each Borrower and the Lenders that the circumstances causing such suspension no longer exist.
(c)
    If any Borrower, in requesting a Revolving Credit Borrowing comprised of Eurodollar Rate Advances, shall fail to select the duration of the Interest Period for such Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.
(d)
    On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.
(e)
    Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.
(f)
    If adequate information is not available to the Agent for determining the Eurodollar Rate or LIBO Rate for any Eurodollar Rate Advances or LIBO Rate Advances, as the case may be:
(i)
    the Agent shall forthwith notify the relevant Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or LIBO Rate Advances, as the case may be;
(ii)
    with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance); and
(iii)
    the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify each Borrower and the Lenders that the circumstances causing such suspension no longer exist.
SECTION 2.09.
    Optional Conversion of Revolving Credit Advances. Any Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the relevant Borrower.
SECTION 2.10.
    Optional Prepayments of Revolving Credit Advances. Any Borrower may, upon notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, given not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of such proposed prepayment, in the case of Eurodollar Rate Advances, and not later than 11:00 A.M. (New York City time) on the day of such proposed prepayment, in the case of Base Rate Advances, and, if such notice is given such Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(d). Each notice of prepayment by a Designated Subsidiary shall be given to the Agent through the Company.
SECTION 2.11.
    Increased Costs. (a) If, after the date hereof, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or in the interpretation or administration of any law or regulation by any governmental authority charged with the interpretation or administration thereof after the Effective Date or (ii) the compliance with any guideline or request from any central bank or other governmental authority having jurisdiction over any Lender (whether or not having the force of law) after the Effective Date, there shall be any increase in the cost to any Lender (which cost such Lender reasonably determines in good faith is material) of agreeing to make or making, funding or maintaining Eurodollar Rate Advances or LIBO Rate Advances resulting from the imposition or increase of any applicable reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any condition (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern), (ii) Excluded Taxes, (iii) FATCA and (iv) changes in the rate of tax on the net or gross income of such Lender), then the Borrower of such Advances shall from time to time, upon demand by such Lender made not later than 60 days after such Lender obtains knowledge of such increased costs (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. Each Lender agrees that if such Lender requests compensation for any amounts owing from a Borrower for such increased cost under this Section 2.11(a), such Lender shall, prior to a Borrower being required to pay such increased costs, furnish to such Borrower a certificate of a senior financial officer of such Lender verifying that such increased cost was actually incurred by such Lender and the amount of such increased cost and setting forth in reasonable detail the basis therefore (with a copy of such certificate to the Agent); provided, however, that such certificate shall be conclusive and binding for all purposes, absent manifest error.
(b)
    If, due to either (i) the introduction of or any change in or interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental or regulatory authority which becomes effective after the date hereof, any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority having jurisdiction over any Lender (whether or not having the force of law) affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender made not later than 60 days after such Lender obtains knowledge of such increase in capital (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend hereunder. Each Lender agrees that if such Lender requests compensation for any amounts owing from the Company for such increase in capital under this Section 2.11(b), such Lender shall, prior to a Borrower being required to compensate such Lender for such increase in capital or liquidity, furnish to the Company a certificate of a senior financial officer of such Lender verifying that such increase in capital was actually required by such Lender and the amount of such increase in capital and setting forth in reasonable detail the basis therefore (with a copy of such certificate to the Agent); provided, however, that such certificate shall be conclusive and binding for all purposes, absent manifest error.
(c)
    No Borrower shall be obligated to pay under this Section 2.11 any amounts which relate to costs or increases of capital or liquidity incurred prior to the 12 months immediately preceding the date of demand for payment of such amounts, unless the applicable law, regulation, guideline or request resulting in such costs or increases of capital or liquidity is imposed retroactively. In the case of any law, regulation, guideline or request which is imposed retroactively, the Lender making demand for payment of any amount under this Section 2.11 shall notify the related Borrower not later than 12 months from the date that such Lender should reasonably have known (but promptly upon gaining knowledge of such increase) of such law, regulation, guideline or request and such Borrower’s obligation to compensate such Lender for such amount is contingent upon such Lender’s so notifying such Borrower; provided, however, that any failure by such Lender to provide such notice shall not affect such Borrower’s obligations under this Section 2.11 with respect to amounts resulting from costs or increases of capital or liquidity incurred after the date which occurs 12 months immediately preceding the date on which such Lender notified such Borrower of such law, regulation, guideline or request.
(d)
    If any Lender shall subsequently recoup any costs (other than from a Borrower) for which such Lender has theretofore been compensated by a Borrower under this Section 2.11, such Lender shall remit to such Borrower an amount equal to the amount of such recoupment as reasonably determined by such Lender.
(e)    For the avoidance of doubt and notwithstanding anything herein to the contrary, for the purposes of this Section 2.11, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in case for this clause (y) pursuant to Basel III, shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.
SECTION 2.12.
    Illegality. (a) Notwithstanding any other provision of this Agreement, if any Lender shall after the date hereof, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority having jurisdiction over any Lender asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or LIBO Rate Advances or to fund or maintain Eurodollar Rate Advances or LIBO Rate Advances hereunder, (i) each Eurodollar Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such demand, Convert into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify each Borrower and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not be otherwise disadvantageous to such Lender.
(b)
    For the avoidance of doubt and notwithstanding anything herein to the contrary, for the purposes of this Section 2.12, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in case for this clause (y) pursuant to Basel III, shall in each case be deemed to be a change in law regardless of the date enacted, adopted, issued, promulgated or implemented.
SECTION 2.13.
    Payments and Computations. (a) Each Borrower shall make each payment hereunder and relating to the Advances without condition or deduction for any counterclaim, defense, recoupment or setoff not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent’s Office in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.07(c), 2.11, 2.14 or 9.04(d)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder and relating to the Advances in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(b)
    All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)
    Whenever any payment hereunder or relating to the Advances shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(d)
    Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders from such Borrower hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
SECTION 2.14.
    Taxes. (a) Any and all payments by each Borrower hereunder or relating to the Advances shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Agent, taxes imposed on its net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof or by any jurisdiction in which such Lender or the Agent (as the case may be) is doing business that is unrelated to this Agreement and such net income taxes or franchise taxes that would not have been imposed if such Lender or the Agent (as the case may be) had not been conducting such unrelated business and, in the case of each Lender, taxes imposed on its net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof and (ii) any United States withholding tax imposed under FATCA (all such excluded taxes being hereinafter referred to as “Excluded Taxes” and all such non‑excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or relating to the Advances being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or relating to the Advances to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions for Taxes applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)
    In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or relating to the Advances or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or relating to the Advances (hereinafter referred to as “Other Taxes”).
(c)
    Each Borrower shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) imposed on or paid by such Lender or the Agent (as the case may be) and any liability for penalties, interest and reasonable expenses arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor; provided that such Lender shall, prior to a Borrower being required to indemnify such Lender pursuant to this Section 2.14(c), furnish to such Borrower a certificate of a senior financial officer of such Lender verifying that such Taxes or Other Taxes were actually incurred by such Lender and the amount of such Taxes or Other Taxes and setting forth in reasonable detail the basis therefor (with a copy of such certificate to the Agent), provided, however, that such certificate shall be conclusive and binding for all purposes, absent manifest error.
(d)
    Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.
(e)
    (i) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Assumption pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by any Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Agent and each Borrower with two original Internal Revenue Service forms W-8ECI or W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or relating to the Advances. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Assumption pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.
(ii)    Each Lender that is a United States person on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Assumption pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by any Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Agent and each Borrower with two original Internal Revenue Service form W-9, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from United States federal backup withholding tax on payments pursuant to this Agreement or relating to the Advances.
(iii)    If a payment made to a Lender would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Company and the Agent, at the time or times prescribed by law and at such time or times reasonably requested in writing by the Company or the Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested in writing by the Company or the Agent as may be necessary for each Borrower and the Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For the avoidance of doubt, if any Lender fails to deliver to the Company or the Agent any documentation described in this Section 2.14(e)(iii) for whatever reason, the Borrower or the Agent, as applicable, shall be entitled to deduct or withhold as required by FATCA, and such amounts deducted or withheld that are Excluded Taxes shall not be treated as Taxes or Other Taxes for which Section 2.14(a), (b) or (c) applies. For purposes of this Section 2.14(e)(iii), FATCA shall include amendments made to FATCA after the date of this Agreement.
(iv)    For purposes of this subsection (e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.
(f)
    For any period with respect to which a Lender has failed to provide each Borrower with the appropriate form described in Section 2.14(e)(i) or (ii) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e)(i) or (ii) above), such Lender shall not be entitled to indemnification under Section 2.14(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, each Borrower agrees to take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(g)
    If any Lender determines, in its sole discretion, that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes or Other Taxes paid or reimbursed by a Borrower pursuant to subjection (a) or (c) above in respect of payments under this Agreement or relating to the Advances, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 2.14 exceeding the amount needed to make such Lender whole, such Lender shall pay to such Borrower, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all reasonable out-of-pocket expenses in securing such refund, deduction or credit.
SECTION 2.15.
    Sharing of Payments, Etc.
Except as otherwise expressly permitted hereunder, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Credit Advances made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Credit Advances and accrued interest thereon greater than its ratable share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Credit Advances of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Advances and other amounts owing them, provided that:
(a)
    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)
    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Advances to any assignee or participant, other than an assignment to a Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

SECTION 2.16.
    Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely (i) for general corporate purposes of such Borrower and its Subsidiaries and (ii) for acquisitions by such Borrower that have been approved by the Board of Directors (or comparable governing group) of the Person that is to be acquired by such Borrower and other transactions permitted hereunder.
SECTION 2.17.
    Mandatory Assignment by a Lender; Mitigation. (a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11, or requires the Borrowers to pay additional amounts to any Lender or any governmental authority for the account of any Lender pursuant to Section 2.14, or if any Lender notifies the Agent that it is unlawful for such Lender or its Eurodollar Lending Office to perform its obligations hereunder pursuant to Section 2.12, then such Lender shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.14, as the case may be, in the future, or the provisions of Section 2.12 would not apply to such Lender, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.11, or if any Borrower is required to pay additional amounts to any Lender or any governmental authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.17(a), if any Lender notifies the Agent that it is unlawful for such Lender or its Eurodollar Lending Office to perform its obligations hereunder pursuant to Section 2.12 or if any Lender is a Defaulting Lender or fails to approve any amendment to this Agreement which is approved by the Majority Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.07), all of its interests, rights and obligations under this Agreement and the Notes to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Agent an assignment fee of $1,000 if the assignee is not an existing Lender;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Advances accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the Notes (including any amounts under Section 9.04(d)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)    such assignment does not conflict with applicable law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.18.
    Evidence of Debt. (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. Each Borrower agrees that upon reasonable notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a Revolving Credit Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.
(b)
    The Register maintained by the Agent pursuant to Section 9.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from such Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from each Borrower hereunder and each Lender’s share thereof.
(c)
    Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

SECTION 2.19.
    [Reserved].
SECTION 2.20.
    Defaulting Lenders. (a)  Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)
    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.01.
(ii)
    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Agent by that Defaulting Lender pursuant to Section 9.05), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Revolving Credit Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolving Credit Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, however, that notwithstanding the foregoing clauses first through sixth, if (x) such payment is a payment of the principal amount of any Revolving Credit Borrowing in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Revolving Credit Borrowings were made at a time when the conditions set forth in Section 3.03 were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Advances to all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Revolving Credit Advances owed to that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)
    Certain Fees. That Defaulting Lender (x) shall be entitled to receive any facility fee pursuant to Section 2.04(a) for any period during which that Lender is a Defaulting Lender only to the extent allocable to the aggregate principal amount of the Revolving Credit Advances funded by it.
(iv)
    Termination of Commitment. The Company may terminate the unused amount of the Commitment of any Defaulting Lender upon not less than ten Business Days’ prior notice to the Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.20(a)(ii) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim any Borrower, the Agent or any Lender may have against such Defaulting Lender.
(b)    Defaulting Lender Cure. If the Company and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Credit Advances to be held on a pro rata basis by the Lenders in accordance with their respective Commitments, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING
SECTION 3.01.
    Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:
(a)
    There shall have occurred no Material Adverse Change since December 31, 2015, except as disclosed by the Company in writing to the Lenders prior to the date of execution of this Agreement.

(b)
    The Company shall have notified the Agent in writing as to the proposed Effective Date.
(c)
    The Company shall have paid all accrued fees and expenses of the Agent and the Lenders that shall have been invoiced as of the Effective Date (including the accrued fees and expenses of counsel to the Agent), in each case solely to the extent such fees and expenses are required by other provisions of this Agreement to be so paid.
(d)
    On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:
(i)
    The representations and warranties of the Company contained in Section 4.01 are correct on and as of the Effective Date, and
(ii)
    No event has occurred and is continuing that constitutes a Default.
(e)
    The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance reasonably satisfactory to the Agent and each of the Lenders and (except for the Revolving Credit Notes) in sufficient copies for each Lender:
(i)
    The Revolving Credit Notes of the Company to the order of the Lenders, respectively, to the extent requested by any Lender pursuant to Section 2.18.
(ii)
    Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes of the Company, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.
(iii)
    A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes of the Company and the other documents to be delivered hereunder.

(iv)
    A favorable opinion of Leslie M. Turner, Senior Vice President, General Counsel and Secretary of the Company, substantially in the form of Exhibit G hereto.
(v)
    Such other approvals, opinions or documents as any Lender, through the Agent, may reasonably request prior to the Effective Date.
SECTION 3.02.
    Initial Borrowing of Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary following any designation of such Designated Subsidiary as a Borrower hereunder pursuant to Section 9.08 is subject to the Agent’s receipt on or before the date of such Initial Advance of each of the following, in form and substance satisfactory to the Agent and dated such date, and (except for the Revolving Credit Notes) in sufficient copies for each Lender:
(a)
    The Revolving Credit Notes of such Borrower to the order of the Lenders, respectively, to the extent requested by any Lender pursuant to Section 2.18.
(b)
    Certified copies of the resolutions of the Board of Directors of such Borrower approving this Agreement and the Notes of such Borrower, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.
(c)
    A certificate of the Secretary or an Assistant Secretary of such Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the Notes of such Borrower and the other documents to be delivered hereunder.
(d)
    A certificate signed by a duly authorized officer of the Company, dated as of the date of such initial Advance, certifying that such Borrower shall have obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Borrower to execute and deliver this Agreement and the Notes of such Borrower and to perform its obligations thereunder.
(e)
    The Designation Letter of such Designated Subsidiary, substantially in the form of Exhibit E hereto.

(f)
    With respect to each Designated Subsidiary that has its principal place of business outside of the United States of America, evidence of the Process Agent’s acceptance of its appointment pursuant to Section 9.12(a) as the agent of such Borrower, substantially in the form of Exhibit F hereto.
(g)
    A favorable opinion of counsel (which may be in-house counsel) to such Designated Subsidiary, dated the date of such Initial Advance, substantially in the form of Exhibit H hereto or such other form as may be reasonably acceptable to the Agent.
(h)
    Such other approvals, opinions or documents as any Lender, through the Agent, may reasonably request, including documentation and other information that the Agent or any Lender may request in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations.
SECTION 3.03.
    Conditions Precedent to Each Revolving Credit Borrowing. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower requesting such Revolving Credit Borrowing of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true):
(i)
    the representations and warranties of the Company contained in Section 4.01(except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (B) thereof)) are correct on and as of the date of such Revolving Credit Borrowing, before and immediately after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and, if such Borrower is a Designated Subsidiary, the representations and warranties of such Borrower contained in its Designation Letter are correct on and as of the date of such Revolving Credit Borrowing, before and immediately after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and
(ii)
    no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.
SECTION 3.04.
    Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each

Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (a) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (b) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (c) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower requesting such Competitive Bid Borrowing of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Competitive Bid Borrowing such statements are true):
(ii)
    the representations and warranties of the Company contained in Section 4.01 (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (B) thereof)) are correct on and as of the date of such Competitive Bid Borrowing, before and immediately after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and, if such Borrower is a Designated Subsidiary, the representations and warranties of such Borrower contained in its Designation Letter are correct on and as of the date of such Competitive Bid Borrowing, before and immediately after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and
(iii)
    no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.
SECTION 3.05.
    Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
SECTION 4.01.
    Representations and Warranties of the Company. The Company represents and warrants as follows:
(i)
    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
(j)
    The execution, delivery and performance by the Company of this Agreement and the Notes of the Company to be delivered by it, and the consummation of the transactions contemplated hereby, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company’s charter or by‑laws or (ii) any law or any contractual restriction binding on or affecting the Company, except where such contravention would not be reasonably likely to have a Material Adverse Effect.
(k)
    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Agreement or the Notes of the Company to be delivered by it, except for those authorizations, approvals, actions, notices and filings (i) listed on Schedule 4.01(c) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect and (ii) where the Company’s failure to receive, take or make such authorization, approval, action, notice or filing would not have a Material Adverse Effect.
(l)
    This Agreement has been, and each of the Notes of the Company to be delivered by it when delivered hereunder will have been, duly executed and delivered by the Company. This Agreement is, and each of the Notes of the Company when delivered hereunder will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.
(m)
    The Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2015, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, and the Consolidated condensed balance sheet of the Company and its Subsidiaries as at April 3, 2016, and the related Consolidated statements of income and condensed cash flows of the Company and its Subsidiaries for the three months then ended, duly certified by the chief financial officer of the Company, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at April 3, 2016, and said statements of income and cash flows for the three months then ended, to audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with accounting principles generally accepted in the United States consistently applied; provided, however, that said balance sheet and statements of income and cash flows for the three months ended as at April 3, 2016 are instead prepared in accordance with applicable rules and regulations of the Securities and Exchange Commission. Since December 31, 2015, there has been no Material Adverse Change.
(n)
    There is no pending or, to the Company’s knowledge, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action against, or to the Company’s knowledge, affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (A) would be reasonably likely to have a Material Adverse Effect or (B) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.
(o)
    No proceeds of any Advance will be applied in any manner that will violate or cause any Lender to violate Regulation U issued by the Board of Governors of the Federal Reserve System.
(p)
    The Company is not, and immediately after the application by the Company of the proceeds of each Advance will not be, an “investment company”, or a company “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.
(q)
    The Company and each of its Subsidiaries is in compliance with the applicable provisions of ERISA except where the failure to be in compliance would not have a Material Adverse Effect.
(r)
    No report, financial statement, certificate or other written information furnished by or on behalf of the Company to the Agent or any Lender in connection with the transactions contemplated or delivered hereunder (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, when taken as a whole and in the light of the circumstances under which they were made, not misleading.
(s)
    The Company has implemented and maintains in effect policies and procedures designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or any of their respective officers or, to the knowledge of the Company or such Subsidiary, their respective directors or employees or (b) to the knowledge of the Company, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
ARTICLE V

COVENANTS OF THE COMPANY
SECTION 5.01.
    Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:
(b)
    Compliance with Laws, Obligations, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws as provided in Section 5.01(i), except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect; and maintain in effect and enforce policies and procedures designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
(c)
    Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent if the failure to so pay and discharge would be reasonably likely to have a Material Adverse Effect, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, will by law become a Lien upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

(d)
    Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (or continue to maintain self-insurance) in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.
(e)
    Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, and take such reasonable steps to preserve and maintain its rights (charter and statutory) and franchises; provided, however, that the Company and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Company nor any of its Subsidiaries shall be required to preserve any right or franchise if the loss thereof would not be reasonably likely to have a Material Adverse Effect.
(f)
    Authorizations. Obtain, and cause each Designated Subsidiary with a principal place of business outside the United States to obtain, at any time and from time to time all authorizations, licenses, consents or approvals (including exchange control approvals) as shall now or hereafter be necessary or desirable under applicable law or regulations in connection with such Designated Subsidiary’s making and performance of this Agreement and, upon the request of any Lender, promptly furnish to such Lender copies thereof.
(g)
    Keeping of Books. Keep, and cause each of its Material Subsidiaries with a principal place of business in the United States to keep, proper books of record and account, in which full and correct entries in all material respects shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.
(h)
    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect.
(i)
    Reporting Requirements. Furnish to the Lenders:
(i)
    as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, Consolidated condensed balance sheet of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and Consolidated condensed statements of cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with applicable rules and regulations of the Securities and Exchange Commission and a certificate of the chief financial officer of the Company as to compliance with the terms of this Agreement;
(ii)
    as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company and its Subsidiaries, containing Consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion of KPMG LLP or other nationally recognized independent public accountants and a certificate of the chief financial officer of the Company as to compliance with the terms of this Agreement;
(iii)
    as soon as possible and in any event within five days after a responsible officer becomes aware of the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Company setting forth the details of such Default and the action that the Company has taken and proposes to take with respect thereto;
(iv)
    as soon as possible and in any event within three days after the occurrence of a Change of Control, notice of such Change of Control setting forth the details of such Change of Control;
(v)
    promptly after the sending or filing thereof, copies of all reports and registration statements that the Company or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;
(vi)
    promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Company or any of its Subsidiaries of the type described in Section 4.01(f); and
(vii)
    such other information respecting the Company or any of its

Subsidiaries as any Lender through the Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 5.01(h)(i), (h)(ii), (h)(v) or (h)(vi) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 9.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that the Company shall notify the Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents to the extent requested by the Agent. The Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Company hereby acknowledges that (a) the Agent will make available to the Lenders materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Company hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Company shall be deemed to have authorized the Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Borrower Materials “PUBLIC.”
(j)
    Compliance with Environmental Laws. Comply, and cause each of its

Subsidiaries to comply and take all reasonable efforts to cause all lessees and other Persons operating or occupying its properties, to comply with all applicable Environmental Laws and Environmental Permits except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect.
SECTION 5.02.
    Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not:
(f)
    Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:
(i)
    Permitted Liens,
(ii)
    purchase money Liens upon or in any real property or equipment acquired or held by the Company or any Subsidiary of the Company in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,
(iii)
    any assignment of any right to receive income existing on the Effective Date and any Liens existing on the Effective Date,
(iv)
    Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens do not extend to any assets other than those of the Person so merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary,
(v)
    Liens arising in connection with capital lease obligations;

provided, however, that no such Lien shall extend to or cover any property or assets other than the property and assets subject to such capital lease obligations,
(vi)
    precautionary Liens provided by the Company or any Subsidiary in connection with the sale, assignment, transfer or other disposition of assets (other than the right to receive income) by the Company or such Subsidiary which transaction constitutes a “sale” under GAAP,
(vii)
    any assignment of the right to receive income in connection with the sale of a Subsidiary or a business unit otherwise permitted under this Agreement,
(viii)
    other Liens or any other assignment of any right to receive income (in addition to the Liens and assignments permitted under the other clauses of this Section 5.02(a) securing Debt in an aggregate principal amount not to exceed the greater of: (a) $450,000,000 or (b) 10% of the Consolidated total assets of the Company as reflected in the financial statements most recently delivered under Section 5.01(h), and
(ix)
    the replacement, extension or renewal of any Lien or any assignment of any right to receive income permitted by clause (iii) or (iv) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.
(g)
    Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, except that the Company merge with any other Person so long as the Company is the surviving entity, provided, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.
(h)
    Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof or reasonable extensions thereof or activities ancillary thereto.
(i)
    Use of Proceeds. Request any Borrowing or use, or permit any of its Subsidiaries and its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.03.
    Financial Covenant. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company shall maintain, as of the end of each fiscal quarter, a ratio of (a) Pre-Tax Income from Continuing Operations for the four fiscal quarters then ended to (b) Consolidated Interest Expense for such four fiscal quarters of not less than 2.0 to 1.0.
ARTICLE VI

EVENTS OF DEFAULT
SECTION 6.01.
    Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(j)
    Any Borrower shall fail to pay any principal of any Advance within one Business Day after the same becomes due and payable; or any Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or
(k)
    Any representation or warranty made by any Company herein or, if such Borrower is a Designated Subsidiary, in such Borrower’s Designation Letter, or by any Borrower in connection with this Agreement shall prove to have been incorrect in any material respect when made; or
(l)
    (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) or (h)(iii) or (iv), 5.02 or 5.03, or (ii) the Company or any other Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(h)(i), (ii) or (v) if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the relevant Borrower by the Agent or any Lender, or (iii) the Company or any other Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the relevant Borrower by the Agent or any Lender; or
(m)
    Any Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $125,000,000 in the aggregate (but excluding Debt outstanding hereunder) of such Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof, unless the event giving rise to such prepayment, redemption, purchase or defeasance is not related directly to any action taken by, or the condition (financial or otherwise) or operations of, the Company, any of its Subsidiaries, or any of their respective properties; or
(n)
    Any Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any of its Material Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or
(o)
    Any judgment or order for the payment of money in excess of $125,000,000 shall be rendered against any Borrower or any of its Subsidiaries and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not denied coverage of the claim made for payment of, the amount of such judgment or order; or
(p)
    The Company or any ERISA Affiliate shall incur, or, in the reasonable opinion of the Majority Lenders, shall be reasonably likely to incur liability in excess of $125,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization, insolvency or termination of a Multiemployer Plan;
then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company and each other Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company and each other Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances to such Borrower (or, if such event has occurred in respect of the Company, to make Advances to any Borrower) shall automatically be terminated and (B) the Advances, all such interest and all such amounts owing by such Borrower (or, if such event has occurred in respect of the Company, owing by all of the Borrowers) shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.
ARTICLE VII

GUARANTY
SECTION 7.01.
    Guaranty. For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Advances to the Designated Subsidiaries and to induce the Agent to act hereunder, the Company hereby unconditionally and irrevocably guarantees to each Lender and the Agent the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Designated Subsidiaries now or hereafter existing under this Agreement or the Notes, whether for principal, interest, fees, indemnities, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable and documented expenses (including reasonable counsel fees and expenses) incurred by the Agent or any Lender in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Company’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and that would be owed by any Designated Subsidiary to the Agent or any Lender under this Agreement and the Notes but for the fact that such Guaranteed Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Designated Subsidiary.
SECTION 7.02.
    Guaranty Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. The obligations of the Company under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any Designated Subsidiary under this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Company to enforce the obligations of the Company under this Guaranty, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of the Company under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Company hereby irrevocably waives any defenses (other than payment in full) it may now or hereafter have in any way relating to, any or all of the following:
(a)
    any lack of validity or enforceability of this Agreement or the Notes, or any other agreement or instrument relating thereto;
(b)
    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Designated Subsidiary under this Agreement or the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or any Note, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Designated Subsidiary or any of its Subsidiaries or otherwise;
(c)
    any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d)
    any change, restructuring or termination of the corporate structure or existence of any Designated Subsidiary or any of its Subsidiaries;
(e)
    any failure of the Agent or any Lender to disclose to the Company or any Designated Subsidiary any information relating to the financial condition, operations, properties or prospects of any Designated Subsidiary now or in the future known to the

Agent or such Lender, as the case may be (the Company waiving any duty on the part of the Agent or the Lenders to disclose such information); or
(f)
    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Designated Subsidiary or the Company or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Designated Subsidiary or otherwise, all as though such payment had not been made.
SECTION 7.03.
    Waivers and Acknowledgments. (g) The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender exhaust any right or take any action against any Designated Subsidiary or any other Person, and all other notices and demands whatsoever.
(h)
    The Company hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
(i)
    The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Notes and that the waivers set forth in this Section 7.03 are knowingly made in contemplation of such benefits.
SECTION 7.04.
    Subrogation. The Company will not exercise any rights that it may now or hereafter acquire against any Designated Subsidiary or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Company’s obligations under this Guaranty or any provision of this Agreement or the Notes, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against such Designated Subsidiary or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such Designated Subsidiary or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to the Company in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the latest Termination Date, such amount shall be held in trust for the benefit of the Agent and Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement and any Notes, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Company shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the latest Termination Date shall have occurred, the Agent and the Lenders will, at the Company’s request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Guaranteed Obligations resulting from such payment by the Company.
SECTION 7.05.
    Continuing Guaranty; Assignments Under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement and the latest Termination Date, (b) be binding upon the Company, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and any Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07 of this Agreement.
SECTION 7.06.
    No Stay. The Company agrees that, as between (a) the Company and (b) the Lenders and the Agent, the Guaranteed Obligations of any Designated Subsidiary guaranteed by the Company hereunder may be declared to be forthwith due and payable as provided in Article VI hereof for purposes of this Guaranty by declaration to the Company as guarantor notwithstanding any stay, injunction or other prohibition preventing such declaration as against such Designated Subsidiary and that, in the event of such declaration to the Company as guarantor, such Guaranteed Obligations (whether or not due and payable by such Designated Subsidiary), shall forthwith become due and payable by the Company for purposes of this Guaranty.

ARTICLE VIII

THE AGENT
SECTION 8.01.
    Authorization and Authority. Each of the Lenders hereby irrevocably appoints Citibank to act on its behalf as the Agent hereunder and under any Notes and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Section 8.06 to the extent therein provided) are solely for the benefit of the Agent and the Lenders, and neither the Company nor any other Borrower shall have rights as a third party beneficiary of any of such provisions.
SECTION 8.02.
    Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 8.03.
    Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to this Agreement or applicable law; and
(c)    shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Company or a Lender.
The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any Note or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
SECTION 8.04.
    Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05.
    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub‑agents appointed by the Agent. The Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
SECTION 8.06.
    Resignation of Agent. (a)    The Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, subject the Company’s approval (not to be unreasonably withheld and so long no Event of Default is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Agent may on behalf of the Lenders, subject the Company’s approval (not to be unreasonably withheld and so long no Event of Default is continuing), appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Majority Lenders may, subject the Company’s approval (not to be unreasonably withheld and so long no Event of Default is continuing), to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Agent and, subject to the Company’s approval (not to be unreasonably withheld and so long no Event of Default is continuing), appoint a successor. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Majority Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the Notes and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the Notes (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Agent’s resignation hereunder, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
SECTION 8.07.
    Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.
ARTICLE IX

MISCELLANEOUS
SECTION 9.01.
    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any Revolving Credit Notes, and no consent to any departure by the Company or any other Borrower therefrom, shall be effective unless in writing signed by the Majority Lenders and the Company or the applicable Borrower, as the case may be, and either acknowledged by or notified to the Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, notwithstanding the foregoing, no such amendment, waiver or consent shall:
(j)
    waive any condition set forth in Section 3.01 without the written consent of each Lender;
(k)
    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 6.01) without the written consent of such Lender;
(l)
    postpone any date fixed by this Agreement for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder without the written consent of each Lender directly affected thereby;
(m)
    reduce the principal of, or the rate of interest specified herein on, any Advance, or any fees or other amounts payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend Section 2.07(c) or to waive any obligation of any Borrower to pay interest at the rate proscribed by Section 2.07(c);
(n)
    change the pro rata sharing of payments set forth in Section 2.15 during the continuation of an Event of Default without the written consent of each Lender;
(o)
    change any provision of this Section or the definition of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(p)
    release the Company from the Guaranty without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above, affect the rights or duties of the Agent under this Agreement or any Note and (ii) any fee letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
SECTION 9.02.
    Notices, Etc. Notices Generally. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Company or the Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(a)
    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(b)
    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s or the Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith, material breach of the provisions hereof, or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(c)
    Change of Address, Etc. Each of the Company and the Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company and the Agent. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(d)
    Reliance by Agent and Lenders. The Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Revolving Credit Borrowing) purportedly given by or on behalf of a Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.
SECTION 9.03.
    No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Notwithstanding anything to the contrary contained herein or in any Note, the authority to enforce rights and remedies hereunder and under the Notes against the Company or any other Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Section 6.01 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder, (b) any Lender from exercising setoff rights in accordance with Section 9.05 (subject to the terms of Section 2.15), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any debtor relief law; and provided, further, that if at any time there is no Person acting as Agent hereunder, then (i) the Majority Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 6.01 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.
SECTION 9.04.
    Costs and Expenses. (e) The Company agrees to pay or cause to be paid on demand all reasonable and documented costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, messenger costs and expenses and (B) the reasonable fees and expenses of one counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay or cause to be paid on demand all reasonable and documented costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).
(f)
    The Company agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances whether or not such investigation, litigation or proceeding is brought by any Borrower or the directors, shareholders or creditors of any Borrower or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except (i) to the extent such claim, damage, loss, liability or expense results from such Indemnified Party’s (or its officers, directors, employees, agents or controlling persons) gross negligence, bad faith, material breach of the provisions hereof, or willful misconduct and (ii) to the extent relating to any investigation, litigation or proceeding solely between or among Indemnified Parties not arising by any act or omission by the Company; provided further, that this Section 9.04(b) shall not apply with respect to taxes other than any taxes that represent losses or damages arising from any non-tax claim.
(g)
    Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving any claim, damage, loss or liability referred to in paragraph (b) above, such Indemnified Party will, if a claim in respect thereof is to be made against any Borrower, give written notice to such Borrower of the commencement of such action; provided that the failure of any Indemnified Party to give notice as provided in this Section 9.04(c) shall not relieve such Borrower of its obligations under paragraph (b) above, except only to the extent that such Borrower actually suffers damage solely as a result of such failure to give notice. In the event that any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s sole judgment (based on advise of counsel) a conflict of interest between such Indemnified Party and a Borrower may exist in respect thereof, such Borrower shall be entitled to participate in and to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. After notice from such Borrower to such Indemnified Party of its election to assume the defense thereof, such Borrower shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation). No Borrower shall consent to the entry of any dismissal or judgment, or enter into any settlement of any pending or threatened action or proceeding against any Indemnified Party that is or could have been a party and for whom indemnity could have been sought under paragraph (b) above without the consent of such Indemnified Party unless such judgment, dismissal or settlement includes as an unconditional term thereof the giving of a release from all liability in respect of such action or proceeding to such Indemnified Party; provided that each Indemnified Party agrees that, if a Borrower reconfirms to such Indemnified Party that it is indemnified from all liability in respect of any such action or proceeding referred to in the preceding sentence, such Indemnified Party will not enter into any settlement of any such action or proceeding without the consent of such Borrower (which consent shall not be unreasonably withheld). In addition to the foregoing, each Borrower shall not, in assuming the defense of any Indemnified Party, agree to any dismissal or settlement without the prior written consent of such Indemnified Party if such dismissal or settlement (A) would require any admission or acknowledgement of culpability or wrongdoing by such Indemnified Party or (B) would provide for any nonmonetary relief to any Persons to be performed by such Indemnified Party.
(h)
    If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, (i) as a result of a payment or Conversion pursuant to Section 2.03(d), 2.10 or 2.12, (ii) as a result of acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, or (iii) by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Company pursuant to Section 2.17, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably and actually incur as a result of such payment or Conversion, including, without limitation, any loss (other than loss of anticipated profits, indirect losses and special or consequential damages), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(i)
    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s ratable share (determined by each Lender’s Commitment as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (e) are subject to the provisions of Section 2.02(e).
(j)
    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the parties hereto shall not assert, and hereby waive, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Advance or the use of the proceeds thereof. No Indemnified Party referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnified Party through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Party as determined by a court of competent jurisdiction.
(k)
    Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of such Borrower contained in Sections 2.11, 2.14 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and relating to the Advances.
SECTION 9.05.
    Right of Set‑off. If an Event of Default shall have occurred and be continuing under Section 6.01 and the granting of the consent specified in Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to Section 6.01 shall have been obtained, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Company or any other Borrower against any and all of the obligations of the Company or such Borrower now or hereafter existing under this Agreement or any Note to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note and although such obligations of the Company or such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Company and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.06.
    Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Company and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all Lenders.
SECTION 9.07.
    Assignments, Designations and Participations, Successors and Assigns Generally. (a) No Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(h)
    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Advances at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)
    Minimum Amounts.
(A)
    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Advances at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)
    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Revolving Credit Advances outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Revolving Credit Advances of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)
    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Credit Advances or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Competitive Bid Advances.
(iii)
    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)
    the consent of the Company (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof; provided further however, that notwithstanding the foregoing, the Company may withhold its approval if the Company reasonably believes that an assignment to such Eligible Assignee pursuant to this Section 9.07 will result in the incurrence of increased costs payable by any Borrower pursuant to Section 2.11; and

(B)
    the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)
    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.
(v)
    No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any of the Company’s Affiliates, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
(vi)
    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, including funding, with the consent of the Company and the Agent, the applicable ratable share of Revolving Credit Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full ratable share of all Revolving Credit Advances. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11, 2.14 and 9.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(i)
    Register. The Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by any Borrower or any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(j)
    Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or any Borrower or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.01 that affects such Participant. Subject to the proviso in the first sentence of this Section 9.07(d) and subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of, and subject to the limitations of, Sections 2.11, 2.14 and 9.04(d) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.05 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender.
(k)
    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. No Participant shall be entitled to the benefits of Section 2.14 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.
(l)
    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(m)
    Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in its rights and other obligations under this Agreement (the “Participation Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participation Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Note) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participation Register shall be conclusive, and such Lender shall treat each person whose name is recorded in the Participation Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
SECTION 9.08.
    Designated Subsidiaries. (b) Designation. The Company may at any time, and from time to time, upon not less than 15 Business Days’ notice, notify the Agent that the Company intends to designate a Subsidiary as a “Designated Subsidiary” for purposes of this Agreement. On or after the date that is 15 Business Days after such notice, upon delivery to the Agent and each Lender of a Designation Letter duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit E hereto, such Subsidiary shall thereupon become a “Designated Subsidiary” for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of the Company’s notice of such pending designation by the Company and the identity of the respective Subsidiary. Following the giving of any notice pursuant to this Section 9.08(a), if the designation of such Designated Subsidiary obligates the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of the Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Agent or any Lender in order for the Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.
If the Company shall designate as a Designated Subsidiary hereunder any Subsidiary organized under the laws of a jurisdiction outside of the United States, any Lender may, with notice to the Agent and the Company, fulfill its Commitment by causing an Affiliate of such Lender organized in the same jurisdiction as such Designated Subsidiary or another foreign jurisdiction agreed to by such Lender and the Company, to act as the Lender in respect of such Designated Subsidiary, and such Lender shall, to the extent of Advances made to such Designated Subsidiary, be deemed for all purposes hereof to have satisfied its Commitment hereunder in respect of such Designated Subsidiary.
As soon as practicable after receiving notice from the Company or the Agent of the Company’s intent to designate a Subsidiary as a Designated Subsidiary, and in any event no later than five Business Days after the delivery of such notice, for a Designated Subsidiary that is organized under the laws of a jurisdiction outside of the United States, any Lender that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such Designated Subsidiary directly or through an Affiliate of such Lender as provided in the immediately preceding paragraph (a “Protesting Lender”) shall so notify the Company and the Agent in writing. With respect to each Protesting Lender, the Company shall, effective on or before the date that such Designated Subsidiary shall have the right to borrow hereunder, either (A) notify the Agent and such Protesting Lender that the Commitments of such Protesting Lender shall be terminated; provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder including any amounts due under Section 9.04(d), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant Designated Subsidiary (in the case of all other amounts), or (B) cancel its request to designate such Subsidiary as a “Designated Subsidiary” hereunder.
(c)
    Termination. Upon the payment in full of all Advances of any Designated Subsidiary then, so long as at the time no Notice of Revolving Credit Borrowing or Notice of Competitive Bid Borrowing in respect of such Designated Subsidiary is outstanding, such Subsidiary’s status as a “Designated Subsidiary” shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary.

SECTION 9.09.
    Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any Note or any action or proceeding relating to this Agreement or any Note or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company. For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.
Each of the Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.
SECTION 9.10.
    Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 9.11.
    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.12.
    Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any Note or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Notwithstanding the foregoing sentence, each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Designated Subsidiary that has its principal place of business outside of the United States of America hereby agrees that service of process in any such action or proceeding may be made upon the Company at its offices specified in Section 9.02 (the “Process Agent”) and each such Designated Subsidiary hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address set forth in Section 9.02. Nothing in this Agreement shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by law. To the extent that any Designated Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Designated Subsidiary hereby irrevocably waives such immunity in respect of its obligations under this Agreement.
(b)
    Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
SECTION 9.13.
    Patriot Act. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each borrower, guarantor or grantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
SECTION 9.14.
    Survival of Representations and Warranties. All representations and warranties made hereunder or in connection herewith shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Advance or any other obligation hereunder shall remain unpaid or unsatisfied.
SECTION 9.15.
    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.15 if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by debtor relief laws, as determined in good faith by the Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
SECTION 9.16.
    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any Note), the Company and each other Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent are arm’s-length commercial transactions between the Company, each other Borrower and their respective Affiliates, on the one hand, and the Agent, on the other hand, (B) each of the Company and the other Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company and each other Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby; (ii) (A) the Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company, any other Borrower or any of their respective Affiliates, or any other Person and (B) the Agent has no obligation to the Company, any other Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (iii) the Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the other Borrowers and their respective Affiliates, and the Agent has no obligation to disclose any of such interests to the Company, any other Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each of the Company and the other Borrowers hereby waives and releases any claims that it may have against the Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

SECTION 9.17.
    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE NOTES BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
THE HERSHEY COMPANY
By: /s/ Patricia Little
Name: Patricia Little
Title: SVP and CFO
By: /s/ Bjork Hupfeld
Name: Bjork Hupfeld
Title: Treasurer
CITIBANK, N.A.,
as Administrative Agent and as Lender
By: /s/ Lisa Huang
Name: Lisa Huang
Title: Vice President

    1

SCHEDULE I
COMMITMENTS

Name of Initial Lender	Commitment
Citibank, N.A.	$500,000,000

TOTAL OF COMMITMENTS	$500,000,000

364 Day Credit Agreement

SCHEDULE 4.01(c)
REQUIRED AUTHORIZATIONS AND APPROVALS

NONE

364 Day Credit Agreement

SCHEDULE 9.02
AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

THE HERSHEY COMPANY:
P.O. Box 810
100 Crystal A Drive
Hershey, PA 17033
Attention: Treasury Department
Telephone: 717-534-7558
Telecopier: 717-534-6724
Electronic Mail: treasury@hersheys.com
Website Address: www.hersheys.com
U.S. Taxpayer Identification Number: 23-0691590

AGENT:

Citibank, N.A.
1615 Brett Road, Building #3
New Castle, Delaware 19720
Account No.:
Ref:  The Hershey Company
ABA#

364 Day Credit Agreement

EXHIBIT A-1 - FORM OF
REVOLVING CREDIT
PROMISSORY NOTE
U.S.$_______________                Dated: _______________
FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a _________________________ corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of _________________________ (the “Lender”) for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Commitment in figures] or, if less, the aggregate principal amount of the Revolving Credit Advances (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement dated as of June 16, 2016 among The Hershey Company, the Lender and certain other lenders party thereto and Citibank, N.A., as administrative agent (the “Agent”) for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), outstanding on the Termination Date.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at the Agent’s Office in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.
This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower and each other “Borrower” thereunder from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions in Sections 2.05(b) and 6.01 and Section 2.10, respectively, for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

A-1-1    Hershey – Exhibits to Credit Agreement

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
This promissory note shall be governed by, and construed in accordance with the laws of the State of New York.

[NAME OF BORROWER]
By
Title:

A-1-2    Hershey – Exhibits to Credit Agreement

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Interest Rate	Interest Period	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

A-1-3    Hershey – Exhibits to Credit Agreement

EXHIBIT A-2 - FORM OF
COMPETITIVE BID
PROMISSORY NOTE
U.S.$_______________                Dated: _______________
FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a _________________________ corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of _________________________ (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement dated as of June 16, 2016 among The Hershey Company, the Lender and certain other lenders party thereto and Citibank, N.A., as administrative agent (the “Agent”) for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined)), on _______________, the principal amount of U.S.$_______________.
The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:
Interest Rate: _____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed).
Both principal and interest are payable in lawful money of the United States of America to Citibank, N.A. for the account of the Lender at the Agent’s Office in same day funds.
This Promissory Note is one of the Competitive Bid Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, contains provisions in Sections 2.05(b) and 6.01 for acceleration of the maturity hereof upon the happening of certain stated events.
The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.
This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.
[NAME OF BORROWER]
By
Title:

A-2-1    Hershey – Exhibits to Credit Agreement

EXHIBIT B-1 - FORM OF NOTICE OF
REVOLVING CREDIT BORROWING
Citibank, N.A., as Agent
for the Lenders party
to the Credit Agreement
referred to below
1615 Brett Road, Building #3
New Castle, DE 19720
                        [Date]
Attention: Bank Loan Syndications
Ladies and Gentlemen:
The undersigned, [Name of Borrower], refers to the Credit Agreement, dated as of June 16, 2016 (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among The Hershey Company, certain Lenders party thereto and Citibank, N.A., as administrative agent (the “Agent”) for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.02(a) of the Credit Agreement:
(i) The Business Day of the Proposed Revolving Credit Borrowing is _______________.
(ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].
(iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $_______________.
[(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:
(A) the representations and warranties of the Company contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (i)(B) thereof)) are correct, immediately before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date[and the representations and warranties contained in the Designation Letter of

B-1-1    Hershey – Exhibits to Credit Agreement

the undersigned are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date]; and
(B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.
Very truly yours,
[NAME OF BORROWER]
By
Title:

NYDOCS02/1089834.2A    B-1-2    Hershey – Exhibits to Credit Agreement

EXHIBIT B-2 - FORM OF NOTICE OF
COMPETITIVE BID BORROWING
Citibank, N.A., as Agent
for the Lenders party
to the Credit Agreement
referred to below
1615 Brett Road, Building #3
New Castle, DE 19720
                        [Date]

Attention: Bank Loan Syndications
Ladies and Gentlemen:
The undersigned, [Name of Borrower], refers to the Credit Agreement, dated as of June 16, 2016 (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among The Hershey Company, certain Lenders party thereto and Citibank, N.A., as administrative agent (the “Agent”) for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the “Proposed Competitive Bid Borrowing”) is requested to be made:
(A)    Date of Competitive Bid Borrowing        ________________________
(B)    Principal Amount
of Competitive Bid Borrowing            ________________________
(C)    [Maturity Date] [Interest Period]            ________________________
(D)    Interest Rate Basis
(LIBO Rate or Fixed Rate)                ________________________

(E)    Interest Payment Date(s)                ________________________
(F)    ___________________                ________________________
(G)    ___________________                ________________________
(H)    ___________________                ________________________
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

B-2-1    Hershey – Exhibits to Credit Agreement

(a) the representations and warranties of the Company contained in
Section  4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f) thereof (other than clause (i)(B) thereof)) are correct, immediately before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date[and the representations and warranties contained in the Designation Letter of the undersigned are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date];
    (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default;
(c) no event has occurred and no circumstance exists as a result of which the information concerning the undersigned that has been provided to the Agent and each Lender by the undersigned in connection with the Credit Agreement would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; and
    (d) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.
The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.
Very truly yours,
[NAME OF BORROWER]
By
Title:

B-2-2    Hershey – Exhibits to Credit Agreement

EXHIBIT C - FORM OF
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:    ______________________________
______________________________
2.    Assignee:    ______________________________
______________________________

3.    Borrower(s):    ______________________________

4.	Administrative Agent: Citibank, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    364-Day Credit Agreement dated as of June 16, 2016 among The Hershey Company (the “Company”), the Lender and certain other lenders party thereto and Citibank, N.A., as administrative agent for the lenders

C-1    Hershey – Exhibits to Credit Agreement

6.    Assigned Interest:

Assignor	Assignee	Aggregate Amount of Commitment/ Advances for all Lenders	Amount of Commitment/Advances Assigned	Percentage Assigned of Commitment/ Advances	CUSIP Number

		$________________	$_________	____________%
		$________________	$_________	____________%
		$________________	$_________	____________%

[7.    Trade Date:    __________________]
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By: _____________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By: _____________________________
Title:
[Consented to and] Accepted:
CITIBANK, N.A., as
Administrative Agent
By:    _________________________________
    Title:
[Consented to:]
By:    _________________________________
    Title:

C-1    Hershey – Exhibits to Credit Agreement

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.07(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 5.01(h)(i) and (ii) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest; and (b) agrees that (i) it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and

C-2    Hershey – Exhibits to Credit Agreement

other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

C-3    Hershey – Exhibits to Credit Agreement

EXHIBIT D – [RESERVED]

D-1    Hershey – Exhibits to Credit Agreement

EXHIBIT E - FORM OF
DESIGNATION LETTER
[DATE]
To Citibank, N.A.,
as Agent for the Lenders
party to the Credit Agreement
referred to below
Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of June 16, 2016 (the “Credit Agreement”) among The Hershey Company (the “Company”), the Lenders named therein and Citibank, N.A., as administrative agent (the “Agent”) for said Lenders. For convenience of reference, terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to such terms in the Credit Agreement.
Please be advised that the Company hereby designates its undersigned Subsidiary, __________ (the “Designated Subsidiary”), as a “Designated Subsidiary” under and for all purposes of the Credit Agreement.
The Designated Subsidiary, in consideration of each Lender’s agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a “Designated Subsidiary” and a “Borrower” under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lender as follows:
1.    The Designated Subsidiary is a __________ duly formed, validly existing and in good standing under the laws of __________ and is duly qualified to transact business in all jurisdictions in which such qualification is required.
2.    The execution, delivery and performance by the Designated Subsidiary of this Designation Letter, the Credit Agreement and the Notes of such Designated Subsidiary, and the consummation of the transactions contemplated thereby, are within the Designated Subsidiary’s corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the charter or by-laws of the Designated Subsidiary or (ii) law or any contractual restriction binding on or affecting the Designated Subsidiary except as would not have a Material Adverse Effect.
3.    This Designation Letter and each of the Notes of the Designated Subsidiary, when delivered, will have been duly executed and delivered, and this Designation Letter, the Credit Agreement and each of the Notes of the Designated Subsidiary, when delivered, will constitute the legal, valid and binding obligations of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with

E-1    Hershey – Exhibits to Credit Agreement

their respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.
4.    There is no pending or, to the knowledge of such Designated Subsidiary, threatened action, suit, investigation, litigation or proceeding including, without limitation, any Environmental Action, affecting the Designated Subsidiary or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect, or (ii) purports to effect the legality, validity or enforceability of this Designation Letter, the Credit Agreement, any Note of the Designated Subsidiary or the consummation of the transactions contemplated thereby.
5.    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or administrative or regulatory body or any other third party is required in connection with the execution, delivery or performance by the Designated Subsidiary of this Designation Letter, the Credit Agreement or the Notes of the Designated Subsidiary except for such authorizations, consents, approvals, licenses, filings or registrations as have heretofore been made, obtained or effected and are in full force and effect or except as would not have a Material Adverse Effect.
6.    The Designated Subsidiary is not, and immediately after the application by the Designated Subsidiary of the proceeds of each Advance will not be, an “investment company”, or an “affiliated person” of, or “promotor” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.
Very truly yours,
THE HERSHEY COMPANY

By_________________________
Title:

[THE DESIGNATED SUBSIDIARY]
By__________________________
Title:

E-2    Hershey – Exhibits to Credit Agreement

EXHIBIT F - FORM OF
ACCEPTANCE BY COMPANY AS PROCESS AGENT
[Date]
To each of the Lenders party
to the Credit Agreement (as defined
below) and to Citibank, N.A.,
as Agent for said Lenders
[Name of Designated Subsidiary]
Ladies and Gentlemen:
Reference is made to (i) that certain Credit Agreement, dated as of June 16, 2016, among The Hershey Company (the “Company”), the Lenders named therein and Citibank, N.A., as administrative agent (the “Agent”) for said Lenders (as hereafter amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), and (ii)  the Designation Letter, dated _________, pursuant to which __________ has become a Borrower under the Credit Agreement.
Pursuant to Section 9.12(a) of the Credit Agreement, __________ has appointed the Company (with an office on the date hereof at Corporate Headquarters, 100 Crystal A Drive, Hershey, Pennsylvania 17033-0810, United States) as Process Agent to receive on behalf of ______________ service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court of the United States of America sitting in New York City arising out of or relating to the Credit Agreement.
The Company hereby accepts such appointment as Process Agent and agrees with each of you that (i) the undersigned will not terminate or abandon the undersigned agency as such Process Agent without at least six months’ prior notice to the Agent (and hereby acknowledges that the undersigned has been retained for its services as Process Agent through __________), (ii) the undersigned will maintain an office in the United States through such date and will give the Agent prompt notice of any change of address of the undersigned, (iii) the undersigned will perform its duties as Process Agent to receive on behalf of ______________ service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court of the United States of America sitting in New York City arising out of or relating to the Credit Agreement and (iv) the undersigned will forward forthwith to ______________ at its address at ________________ or, if different, its then current address, copies of any summons, complaint and other process which the undersigned receives in connection with its appointment as Process Agent.
This acceptance and agreement shall be binding upon the undersigned and all successors of the undersigned.

F-1    Hershey – Exhibits to Credit Agreement

Very truly yours,
THE HERSHEY COMPANY
By_______________________

F-2    Hershey – Exhibits to Credit Agreement

EXHIBIT G - FORM OF
OPINION OF
GENERAL COUNSEL
OF THE COMPANY
[Effective Date]
To each of the Lenders party
to the Credit Agreement referred
to below and to Citibank, N.A., as
Agent for such Lenders
The Hershey Company
Ladies and Gentlemen:
This opinion is furnished to you pursuant to Section 3.01(g)(iv) of the Credit Agreement, dated as of June 16, 2016 (the “Credit Agreement”), among The Hershey Company (the “Company”), the Lenders party thereto and Citibank, N.A., as administrative agent (the “Agent”) for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.
I am the General Counsel of the Company, and I have acted as counsel for the Company in connection with the preparation, execution and delivery of the Credit Agreement.
In that connection, I have examined:
(1)    the Credit Agreement and the form of Revolving Credit Notes of the Company;
(2)    the documents furnished by the Company pursuant to Article III of the Credit Agreement;
(3)    the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto (the “Charter”); and
(4)    The by‑laws of the Company and all amendments thereto (the “By‑laws”).
I have also examined the originals, or copies certified to my satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. In making such examinations, I have assumed the

G-1    Hershey – Exhibits to Credit Agreement

genuineness of all signatures (other than those on behalf of the Company), the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photographic copies. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Company or its officers or of public officials and as to questions of fact and law, on opinions or statements by other lawyers reporting to me. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.
My opinions expressed below are limited to the law of the Commonwealth of Pennsylvania, and, where applicable, the General Corporation Law of the State of Delaware and the Federal law of the United States.
Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:
1.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
2.    The execution, delivery and performance by the Company of the Credit Agreement and, if requested, the Notes, and the consummation of the transactions contemplated thereby, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By‑laws or (ii) any law, rule or regulation applicable to the Company (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) to the best of my knowledge, any contractual or legal restriction binding on or affecting the Company, except where such contravention would not be reasonably likely to have a Material Adverse Effect. The Credit Agreement and the Revolving Credit Notes of the Company have been duly executed and delivered on behalf of the Company.
3.    No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of the Credit Agreement and the Notes, except for the authorizations, approvals, actions, notices and filings (i) listed on Schedule 4.01(c) to the Credit Agreement, all of which have been duly obtained, taken, given or made and are in full force and effect and (ii) where the Company’s failure to receive, take, give or make such authorization, approval, action, notice or filing would not have a Material Adverse Effect.
4.    There are no pending or, to the best of my knowledge, threatened actions, investigations, litigation or proceedings against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (a) would be reasonably likely to have a Material Adverse Effect or (b) purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby.

G-2    Hershey – Exhibits to Credit Agreement

This opinion letter may be relied upon by you only in connection with the transaction being consummated pursuant to the Credit Agreement and may not be used or relied upon by any other person for any other purpose.
Very truly yours,

G-3    Hershey – Exhibits to Credit Agreement

EXHIBIT H - FORM OF OPINION OF COUNSEL
TO A DESIGNATED SUBSIDIARY
[Date]
To each of the Lenders party
to the Credit Agreement
referred to below,
and to Citibank, N.A., as Agent
for said Lenders
Ladies and Gentlemen:
In my capacity as counsel to _____________________ (“Designated
Subsidiary”), I have reviewed that certain Credit Agreement, dated as of June 16, 2016 (the “Credit Agreement”), among The Hershey Company (the “Company”), the Lenders party thereto and Citibank, N.A., as administrative agent (the “Agent”) for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined. In connection therewith, I have also examined the following documents:
(i)    The Designation Letter (as defined in the Credit Agreement) executed by the Designated Subsidiary.
[such other documents as counsel may wish to refer to]
I have also reviewed such matters of law and examined the original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as I have considered relevant hereto. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Designated Subsidiary or of its officers or of public officials and as to questions of fact and law, on opinions or statements by other lawyers reporting to me. I have assumed (i) the due execution and delivery, pursuant to due authorization, of each of the documents referred to above by all parties thereto other than the Designated Subsidiary, (ii) the authenticity of all such documents submitted to me as originals and (iii) the conformity to originals of all such documents submitted to me as certified, conformed or photographic copies.
My opinions expressed below are limited to ________________ and the State of New York.
Based upon the foregoing, and upon such investigation as I have deemed necessary, I am of the following opinion:

1.    The Designated Subsidiary (a) is a corporation duly incorporated, validly existing and in good standing under the laws of _________________________, (b) is

H-1    Hershey – Exhibits to Credit Agreement

duly qualified in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (c) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

2.    The execution, delivery and performance by the Designated Subsidiary of its Designation Letter, the Credit Agreement and its Revolving Credit Notes, and the consummation of the transactions contemplated thereby, are within the Designated Subsidiary’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) any provision of the charter or by‑laws or other constituent documents of the Designated Subsidiary, (ii) any law, rule or regulation applicable to the Designated Subsidiary or (iii) any contractual or legal obligation or restriction binding on or affecting the Designated Subsidiary, except where such contravention would not be reasonably likely to have a Material Adverse Effect. The Designation Letter and each Revolving Credit Note of the Designated Subsidiary has been duly executed and delivered on behalf of the Designated Subsidiary.

3.    The Designation Letter of the Designated Subsidiary, the Credit Agreement and the Revolving Credit Notes of the Designated Subsidiary are, and each other Note of the Designated Subsidiary when executed and delivered under the Credit Agreement will be, legal, valid and binding obligations of the Designated Subsidiary enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally or by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that I express no opinion as to (i) the subject matter jurisdiction of the District Courts of the United States of America to adjudicate any controversy relating to the Credit Agreement, the Designation Letter of the Designated Subsidiary or the Notes of the Designated Subsidiary or (ii) the effect of the law of any jurisdiction (other than the State of New York) wherein any Lender or Applicable Lending Office may be located or wherein enforcement of the Credit Agreement, the Designation Letter of the Designated Subsidiary or the Notes of the Designated Subsidiary may be sought which limits rates of interest which may be charged or collected by such Lender.

4.    There is no pending, or to the best of my knowledge, threatened action, investigation, litigation or proceeding at law or in equity against the Designated Subsidiary before any court, governmental agency or arbitrator that would be reasonably likely to have a Material Adverse Effect or that purports to affect the legality, validity, binding effect or enforceability of the Designation Letter of the Designated Subsidiary, the Credit Agreement or any Revolving Credit Note of the Designated Subsidiary, or the consummation of the transactions contemplated thereby.

5.    No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required

H-2    Hershey – Exhibits to Credit Agreement

for the due execution, delivery and performance by the Designated Subsidiary of its Designation Letter, the Credit Agreement or the Notes of the Designated Subsidiary except (i) for such authorizations, consents, approvals, actions, notices or filings as have heretofore been made, obtained or affected and are in full force and effect and (ii) where the Designated Subsidiary’s failure to receive, take, give or make such authorization, consent, approval, action, notice or filing would not have a Material Adverse Effect.

This opinion letter may be relied upon by you only in connection with the transaction being consummated pursuant to the Credit Agreement and may not be used or relied upon by any other person for any other purpose.

Very truly yours,

H-3    Hershey – Exhibits to Credit Agreement